                                                                 EXHIBIT 10.22.2


                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(B)(4)
                                                                   AND 240.24B-2


                   FIRST AMENDMENT TO JOINT VENTURE AGREEMENT

between

Lynx Therapeutics Inc., 25861 Industrial Boulevard, Hayward, California, 94545, USA (hereinafter referred to as "LYNX")

and

BASF Aktiengesellschaft, 67056 Ludwigshafen, Germany
(hereinafter referred to as "BASF")


WHEREAS LYNX and BASF are parties to that certain Joint Venture Agreement dated June 28/29, 2001 (the "Agreement"), pursuant to which LYNX and BASF agreed to prepare the Joint Venture Company ("JVC") for and to initiate and complete an IPO,

WHEREAS, BASF and LYNX have agreed in Art. 5 of the Agreement to increase the share capital of the JVC in the next general shareholders' meeting;

WHEREAS, BASF and LYNX intend to hold the next general shareholders' meeting between August 29 and 31, 2001 and are interested in amending the terms of the Agreement with respect to the manner in which the increase of the share capital shall be conducted;

NOW, THEREFORE, BASF and LYNX hereby agree that the terms of the Agreement are amended as follows:

1) Art. 5.1 of the Agreement is deleted and replaced in its entirety with the following:

      "The share capital of the JVC shall be increased from [...***...] to [...***...] by converting other reserves ("Andere Gewinnrucklagen") of the JVC and further by [...***...] to [...***...], the shares shall be converted into ordinary bearer shares with a nominal value of [...***...] each. BASF shall procure that BASF Holding, and Lynx shall procure that Lynx Holding shall vote for the respective proposal and change of the Articles of Association of the JVC at the next general meeting of JVC's shareholders."

2) Art. 5.2 of the Agreement is deleted and replaced in its entirety with the following:

      "BASF shall procure that BASF Holding and LYNX shall procure that LYNX Holding respectively shall subscribe for shares according to their current shareholding in the JVC. The right of all other shareholders to subscribe for new shares shall be excluded. BASF shall procure that BASF Holding pays [...***...] and Lynx shall procure that Lynx

***   CONFIDENTIAL TREATMENT REQUESTED

      Holding pays [...***...] to the JVC by [...***...] with regard to the increased capital subscribed by them.

      BASF shall procure that BASF Holding and LYNX shall procure that LYNX Holding respectively transfer - pro rata according to their current shareholdings in the JVC - shares up to a total of [...***...] percent of JVC's aggregate share capital to the JVC's employees, members of its Executive Board and Scientific Advisory Board and certain other collaborators. The shares shall be transferred as directed by the JVC at a price of [...***...] which shall be debited to the JVC by BASF
      Holding and LYNX Holding respectively. The payment for such shares shall be deferred and the JVC's respective liability shall only be extinguished by the merger of BASF Holding and LYNX Holding as creditors and the JVC as debtor."

2)    Art. 5.3 of the Agreement is deleted in its entirety.

3) Art. 5.4 of the Agreement shall be deleted and replaced in its entirety by the following:

      "The JVC's employees, members of its Executive Board and Scientific Advisory Board and certain other collaborators shall receive their shares resulting from the capital increase [...***...]. The JVC shall bear the income tax owed by the recipients attributable to the granting of the shares subject to certain prerequisites (e.g. taking into account past and future service with/for the JVC) to be decided by the JVC."


Hayward, California, this 7th August 2001     Ludwigshafen, this 14th August 2001
Lynx Therapeutics, Inc.                       BASF Aktiengesellschaft


/s/ Norman Russell                            /s/ ppa Joachim Scholz  /s/ ppa Monde
--------------------------------------        -------------------------------------



------------
*** CONFIDENTIAL TREATMENT REQUESTED